UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)
October 27, 2006

CHINO COMMERCIAL BANCORP

(Exact Name of Registrant as Specified in its Charter)

California	000-35366	20-4797048
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

14345 Pipeline Avenue, Chino, California 91710

(Address of Principal Executive Offices) (Zip Code)

(909) 393-8880

(Registrant’s Telephone Number including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On October 27, 2006, Chino Commercial Bancorp (the “Company”) completed a private placement of $3,093,000 of trust preferred securities (the “Securities”) through Chino Statutory Trust I (the “Trust”), a statutory trust formed by the Company for that purpose.

In connection with this issuance, the Company entered into an Amended and Restated Declaration of Trust dated October 27, 2006, among the Company, US Bank National Association and the administrators named therein, pursuant to which the Securities were issued. The Securities require quarterly distributions and bear interest at a fixed rate of 6.795% per annum for the first five years and thereafter at a variable rate, which will reset quarterly at the three-month LIBOR rate plus 1.68% per annum. The Securities mature in 30 years and are redeemable, in whole or in part, without penalty, at the option of the Company after five years.

The proceeds from the sale of the Securities were used by the Trust to purchase from the Company $3,093,000 in aggregate principal amount of the Company’s fixed/floating rate junior deferrable interest debentures due in 2036 (the “Debentures”).

The Debentures were issued pursuant to an Indenture (the “Indenture”), dated October 27, 2006, by and between the Company and US Bank National Association, as trustee. The Debentures bear interest at a fixed rate of 6.795% for the first five years, after which the rate will reset quarterly at the three-month LIBOR rate plus 1.68% per annum, and are redeemable, in whole or in part, without penalty, at the option of the Company after five years. The interest payments on the Debentures made by the Company will be used to pay the quarterly distributions payable by the Trust to the holders of the Securities.

The Company also entered into a guarantee agreement providing for the limited guarantee of certain payments by the Trust.

The proceeds to the Company are being used primarily to fund the Company’s recently announced stock repurchase plan which commenced on October 27, 2006.  Should excess funds be available following the close of the repurchase plan, a portion of such funds may be downstreamed to the Company’s banking subsidiary, Chino Commercial Bank, N.A. (the “Bank”), to increase the Bank’s legal lending limit and provide additional capital to support growth opportunities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 8, 2006	CHINO COMMERCIAL BANCORP

	By:	/s/Sandra F. Pender
Sandra F. Pender
Chief Financial Officer

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